Exhibit 10.2

EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

between

COTY INC.,

DONATA HOLDINGS BV,

DONATA HOLDING SE,

THE BERKSHIRE FUND STOCKHOLDERS, and

THE WB FUND STOCKHOLDERS

Dated as of January 25, 2011

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REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT, dated as of January 25, 2011 (this “Agreement”), between Coty Inc., a Delaware corporation (the “Company”), Donata Holdings BV, a Dutch company (“Holdings”), Donata Holding SE, a German company (the “Parent”), the Fund Stockholders listed on Exhibit A attached hereto (the “Fund Stockholders”) and any Person who becomes a party hereto pursuant to Section 3.1 (each of Parent, Holdings, the Fund Stockholders and any such Persons are referred to as an “Investor,” and collectively the “Investors”).

RECITALS

WHEREAS, the Company and certain of the Investors on the date hereof are parties to the Stock Purchase Agreement; and

WHEREAS, the parties hereto wish to set forth certain rights and obligations with respect to the registration of the shares of Common Stock under the Securities Act.

AGREEMENT

In consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1 Certain Defined Terms. For purposes of this Agreement:

“Berkshire Fund Group” means all of the Berkshire Fund Members.

“Berkshire Fund Members” means the Berkshire Fund Stockholders and their transferees pursuant to Section 3.

“Berkshire Fund Stockholders” means the Berkshire Fund Stockholders listed as such on Exhibit A hereto.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in The City of New York.

“Common Stock” means the common stock, par value $0.01 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

“Damages” means any loss, damage, or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; or (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 or other acquisition transaction; or (iii) registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

“Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

“Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“Fund Group” means the Berkshire Fund Group and the WB Fund Group.

“Fund Members” means Berkshire Fund Members and the WB Fund Members.

“Fund Stockholders” means the Berkshire Fund Stockholders and the WB Fund Stockholders.

“Holder” means each of the Initial Investors and any of their transferees who shall acquire and hold shares of Common Stock in accordance with the terms of this Agreement.

“Initial Investors” means the Persons party to the Stockholders Agreement.

“Initiating Holders” means, collectively, Holders who request registration pursuant to Section 2.1(a) or are deemed to request registration pursuant to Section 2.1(a), pursuant to Section 2.1(b).

“IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof.

“Registrable Securities” means any shares of Common Stock held by a Holder. As to any particular Registrable Securities, once issued, such securities shall cease to be

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Registrable Securities when (i) they are sold pursuant to an effective registration statement under the Securities Act, (ii) they are sold pursuant to Rule 144 (or any similar provision then in force under the Securities Act) or (iii) they shall have ceased to be outstanding. No Registrable Securities may be registered under more than one Registration Statement at any one time.

“Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

“SEC” means the Securities and Exchange Commission.

“SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

“SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Section 2.7.

“Stock Purchase Agreement” means the Stock Purchase Agreement, dated as of December 23, 2010, between the Company, Parent, Holdings and the Fund Stockholders.

“Stockholders Agreement” means the Stockholders Agreement, dated as of January 25, 2011, between the Company, Parent, Holdings and the Fund Stockholders.

“WB Fund Group” means all of the WB Fund Members.

“WB Fund Members” means the WB Fund Stockholders and their transferees pursuant to Section 3.

“WB Fund Stockholders” means the WB Fund Stockholders listed as such on Exhibit A hereto.

Section 1.2 Table of Definitions. The following terms have the meanings set forth in the Sections referenced below:

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Definition	Location

Agreement	Preamble
Berkshire Fund Group	1.1
Berkshire Fund Members	1.1
Berkshire Fund Stockholders	1.1
Business Day	1.1
Common Stock	1.1
Company	Preamble
Damages	1.1
Demand Notice	2.1(a)
Exchange Act	1.1
Excluded Registration	1.1
Form S-1	1.1
Form S-3	1.1
Fund Group	1.1
Fund Members	1.1
Fund Stockholders	1.1, Preamble
Holder	1.1
Holdings	Preamble
Initial Investors	1.1
Initiating Holders	1.1
Investor	Preamble
IPO	1.1
Multiple Initiation	2.1(e)
Other Registrable Securities	2.13
Parent	Preamble
Person	1.1
Piggyback Request	2.1(b)
Registrable Securities	1.1
Registrable Securities then outstanding	1.1
SEC	1.1
SEC Rule 144	1.1
SEC Rule 145	1.1
Securities Act	1.1
Selling Expenses	1.1
Selling Group	2.7
Selling Holder Counsel	2.7
Stock Subscription Agreement	1.1
Stockholders Agreement	1.1
Time Limitations	2.1(a)
WB Fund Group	1.1
WB Fund Members	1.1
WB Fund Stockholders	1.1
Withdrawing Group	2.7

ARTICLE II

REGISTRATION RIGHTS

Section 2.1 Demand Registration.

(a) Form S-1 Demand. If at any time after the earlier of (i) five (5) years after the date of this Agreement or (ii) one hundred eighty (180) days after the effective date of the registration statement for the IPO, the Company receives a request from the Parent, Holdings, the Berkshire Fund Members or the WB Fund Members that the Company file a Form S-1 registration statement with respect to a number of the Registrable Securities then outstanding for which the anticipated aggregate offering price would exceed $100 million, then the Company shall (i) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Holders making such request; and (ii) as soon as practicable, and in any event within sixty (60) days after the date such request is given (clauses (i) and (ii) together, the “Time Limitations”), file a Form S-1 registration statement under the Securities Act covering all Registrable Securities requested to be registered in such request and any additional Registrable Securities requested to be included in such demand registration by any other Holders pursuant to Section 2.1(b); provided that the foregoing Time Limitations shall be tolled immediately if the Company has delivered a Call Commencement Notice (as defined in the Stockholders Agreement) pursuant to Section 5.1 of the Stockholders Agreement until such time as the Company has either (i) delivered a Call Notice (as defined in the Stockholders Agreement) pursuant to Section 5.3 of the Stockholders Agreement, in which case the Company shall not be required to file a Form S-1 with respect to such Demand Notice, or (ii) failed to deliver a Call Notice within the twenty (20) day time period provided for in Section 5.3 of the Stockholders Agreement, in which case the Time Limitations will cease to be tolled immediately.

(b) Participation in Form S-1 Demand. Upon receipt of a Demand Notice, a Holder may request to participate in a registration pursuant to Section 2.1(a) by delivering a notice to the Company within ten (10) days of the date the Demand Notice is given, in each case, subject to the limitations of Section 2.1(d) and Section 2.3. Such notice shall specify whether such Holder’s request shall be given effect as (i) a demand pursuant to Section 2.1(a), in which case the Holder shall be deemed to have requested registration pursuant to Section 2.1(a), provided that only the Parent, Holdings or a member of the Berkshire Fund Group or WB Fund Group may make such a demand or (ii) a piggyback request (a “Piggyback Request”); in each case subject to Section 2.3.

(c) Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders to file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price of at least $25 million, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all other Holders other than the Holders making such request; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the

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Company within ten (10) days of the date the Demand Notice is given, and in each case, subject to the limitations of Section 2.1(d) and Section 2.3.

(d) Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Section 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would: (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company or (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than ninety (90) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than twice in any twelve (12) month period with regard to any Holder. Within twenty (20) days after receiving such certificate, the holders of a majority of the Registrable Securities held by the Initiating Holders and for which registration was previously requested may withdraw such Demand Notice by giving notice to the Company; if withdrawn, the Demand Notice shall be deemed not to have been made for all purposes of this Agreement.

(e) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(a): (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration (however, such ending date shall be one hundred eighty (180) days after the effective date of a Company-initiated registration that is the IPO), provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) with respect to a member of a Fund Group, after the Company has effected two registrations pursuant to Section 2.1(a) on behalf of members of such Fund Group; or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.1(c). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(c): (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected two registration pursuant to Section 2.1(c) within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as “effected” pursuant to Section 2.1(a) for purposes of this Section 2.1(e) until such time as the applicable registration statement has been declared effective by the SEC (provided that in the event the Initiating Holders include (i) one or more Berkshire Fund Members and one or more WB Fund Members or (ii) one or more Fund Members and Parent and/or Holdings (a “Multiple Initiation”), should the applicable registration statement be declared effective after a Withdrawing Group has withdrawn its request for such registration, the registration statement shall be deemed not to be declared effective by the SEC with respect to the

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Withdrawing Group for purposes of this sentence), unless the holders of a majority of the Registrable Securities held by the Initiating Holders (or in the event of a Multiple Initiation, the Initiating Holders from the applicable Fund Group) withdraw their request for such registration, elect not to pay the registration expenses therefor (or in the event of a Multiple Initiation, the portion required to be paid pursuant to Section 2.7) , and have agreed pursuant to Section 2.7 to have such registration counted as “effected” pursuant to Section 2.1(a) for purposes of this Section 2.1(e), in which case such registration shall be counted as “effected” pursuant to Section 2.1(a) for purposes of this Section 2.1(e) (with respect to such Fund Group, in the case of a Multiple Initiation).

(f) The Company shall not be obligated to effect, or to take any action to effect, more than a total of two (2) registrations pursuant to Section 2.1(a) at the request of any Berkshire Fund Members and two (2) registrations pursuant to Section 2.1(a) at the request of any WB Fund Members. There shall be no limit on the number of registrations pursuant to Section 2.1(b) or 2.1(c) that the Company shall be obligated to effect, or take any action to effect.

Section 2.2 Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at least twenty (20) days prior to the commencement of such offering, give each Holder notice of such registration. Upon the request of any Holder given within ten (10) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 2.7.

Section 2.3 Underwriting Requirements.

(a) If, pursuant to Section 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1, and the Company shall include such information in the Demand Notice, provided, however, that the Initiating Holders other than Parent and Holdings may distribute Registrable Securities by means of an underwriting in no more than three registrations initiated by Initiating Holders belonging to each Fund Group pursuant to this Agreement, unless the applicable Initiating Holders agree to pay any legal, accounting, printing, roadshow and other expenses incurred by the Company as a result of such distribution being effected by means of an underwriting. The underwriter(s) will be selected by the mutual agreement of the Company and a majority of the Initiating Holders. If the Company and a majority of the Initiating Holders cannot agree regarding selection of the underwriter(s), then there will be two co-lead underwriters, one of which will be selected by the Company and one of which will be selected by the Initiating Holders. The right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such

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Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2.5(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Section 2.3, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated first among Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities proposed to be included in such registration by each Initiating Holder and second, to the extent that the limitation on the number of shares to be underwritten will not be exceeded, among any Holders of Registrable Securities that made a Piggyback Request with regard to such registration; or in such other proportion as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

(b) In connection with any offering involving an underwriting of shares of the Company’s Common Stock pursuant to Section 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable) to the number of Registrable Securities proposed to be included in such registration by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, or (ii) the number of Registrable Securities included in the offering be reduced below thirty percent (30%) of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering.

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Section 2.4 Holdback Agreements.

(a) Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the IPO or to any subsequent offering of Common Stock and ending on the date specified by the Company and the managing underwriter for such offering (such period not to exceed one hundred eighty (l80) days following the IPO or ninety (90) days following any subsequent offering of Common Stock) (a) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Common Stock held immediately prior to the effectiveness of the registration statement for such offering or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of shares of Common Stock or other securities, in cash or otherwise. If (x) during the last seventeen (17) days of the applicable lock-up restriction period, the Company issues an earnings release or other press release of material information or a material event relating to the Company occurs or (y) prior to the expiration of the applicable lock-up period, the Company announces that it will release its earnings results during the sixteen (16) day period beginning on the last day of the applicable restricted period, then, if requested by the underwriter, the lock-up period shall be extended by, and the restrictions imposed by the immediately preceding sentence shall continue to apply, until the expiration of the eighteen (18) day period beginning on the issuance of the earnings or other press release or other occurrence of the material event. Each Holder further agrees to execute such agreements as may be reasonably requested by the managing underwriters in any offering that are consistent with this Section 2.4 or that are necessary to give further effect thereto. Notwithstanding the foregoing, this Section 2.4 shall not apply unless all executive officers and directors of the Company and each holder of securities representing five percent or more of the outstanding securities of the Company enter into similar agreements. The underwriting agreement pertaining to any offering shall provide that any discretionary waiver or termination of the requirements under the foregoing provisions made by the managing underwriter shall apply to each seller of Registrable Securities on a pro rata basis in accordance with the number of Registrable Securities held by each seller.

(b) In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Common Stock of each Holder until the end of such restricted period.

Section 2.5 Obligations of the Company. Whenever required under this ARTICLE II to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that in the case of any

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registration of Registrable Securities on Form S-3 that is intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to sixty (60) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b) prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c) furnish to the selling Holders such numbers of copies of such registration statement, each amendment and supplement thereto, a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d) use its commercially reasonable efforts to (i) register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders, (ii) keep such registration or qualification (or exemption therefrom) effective during the period in which the registration statement is required to be kept effective, and (iii) do any and all other acts and things which may be reasonably necessary or advisable to enable each selling Holder to consummate the disposition of the Registrable Securities owned by such selling Holder; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement and other customary agreements, in usual and customary form, with the underwriter(s) of such offering;

(f) use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h) promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of

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the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i) notify each selling Holder, promptly after the Company receives notice thereof, of (i) the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed, (ii) the issuance by any state securities or other regulatory authority of any order suspending the qualification of any of the Registrable Securities under state securities or “blue sky” laws or the initiation of any proceedings for that purpose, and (iii) the happening of any event which makes any statement made in a registration statement or related prospectus untrue or which requires the making of any changes in such registration statement, prospectus or documents so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, as promptly as practicable thereafter, prepare and file with the SEC and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statements of a material fact or omit a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, that the Company may defer taking action with respect to such filing upon existence of any of the conditions set forth in Sections 2.1(d)(i)–(iii), and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than ninety (90) days;

(j) make generally available to the Company’s securityholders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than thirty (30) days after the end of the twelve (12) month period beginning with the first day of the Company’s first fiscal quarter commencing after the effective date (as defined in Rule 158 under the Securities Act) of a registration statement, which earnings statement shall cover said twelve (12) month period, and which requirement will be deemed to be satisfied if the Company timely files all required reports on Forms 10-Q, 10-K and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;

(k) if requested by the managing underwriter or any selling Holder incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or any selling Holder reasonably requests to be included therein, including, without limitation, with respect to the Registrable Securities sold by such selling Holder, the purchase price being paid therefor by the underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

(l) cooperate with the selling Holders and the managing underwriter to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required by applicable law) representing securities sold under any registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter of such selling Holders may request and keep available and make available to the Company’s transfer agent prior to the effectiveness of such registration statement a supply of such certificates;

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(m) furnish to the underwriter a signed original and furnish to each selling Holder a copy of (i) an opinion or opinions of counsel to the Company, and (ii) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the selling Holders or underwriters request;

(n) provide reasonable cooperation, including causing appropriate officers to attend and participate in “road shows” and analyst or investor presentations and such other selling or other informational meetings organized by the underwriters, if any; and

(o) after such registration statement becomes effective, notify each selling Holder of (i) any request by the SEC that the Company amend or supplement such registration statement or prospectus, or (ii) the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation of any proceeding for such purpose; and use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

Section 2.6 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this ARTICLE II with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

Section 2.7 Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to ARTICLE II, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements, not to exceed $50,000, of one counsel for the selling Holders (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered held by the Initiating Holders (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless (i) the Holders of a majority of the Registrable Securities held by the Initiating Holders agree that the withdrawn registration statement shall be counted as “effected” pursuant to Section 2.1(a) for purposes of Section 2.1(e) or (ii) such withdrawal is due to one or more events, changes or occurrences with respect to the operations or financial results of the Company that would, individually or in the aggregate, adversely impact the success of the offering and such events, changes or occurrences were not reasonably known to the Initiating Holders at the time such demand was made; provided, that in the event of a Multiple Initiation, (x) if all applicable Fund Members from one Fund Group or Parent or Holdings withdraw their registration request (the “Withdrawing Group” ) and one or more of the applicable Fund Members of the other Fund Group or Parent or Holdings do not withdraw their registration request (the “Selling Group”) and clause (ii) does not apply, then the Withdrawing Group, if it chooses not to have its registration request counted as a registration pursuant to Section 2.1(a) for purpose of Section 2.1(e), shall only be responsible for the

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expenses of such registration that would not have occurred if only the Selling Group had been Initiating Holders and (y) if all Initiating Holders withdraw their request, then the Company shall bear and pay for the Holders which form a part of a Fund Group their pro rata portion of any expense of such registration proceeding if a majority of the Registrable Securities held by the Initiating Holders of such Fund Group agree that the withdrawn registration statement shall be counted as “effected” pursuant to Section 2.1(a) for purposes of Section 2.1(e) with respect to such Fund Group. All Selling Expenses relating to Registrable Securities registered pursuant to this ARTICLE II shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities actually sold by such Holder pursuant to the registration.

Section 2.8 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this ARTICLE II.

Section 2.9 Indemnification .. If any Registrable Securities are included in a registration statement under this ARTICLE II:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, employees, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as

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such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under this Section 2.9(b) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.9, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

(d) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.9, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) no Holder will be required to contribute

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any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 2.9(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.9(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 2.9 shall survive the completion of any offering of Registrable Securities in a registration under this ARTICLE II, and otherwise shall survive the termination of this Agreement.

Section 2.10 Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

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Section 2.11 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of (i) the Holders of a majority of the Registrable Securities then outstanding, (ii) the Berkshire Fund Stockholders and (iii) the WB Fund Stockholders, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to include such securities in any registration except for agreements that do not provide such holder or prospective holder with priority in registration over either the Berkshire Fund Stockholders or the WB Fund Stockholders.

Section 2.12 Termination of Registration Rights. The right of a Holder to request registration or inclusion of Registrable Securities in any registration hereunder shall terminate upon the later of (a) the tenth anniversary of the IPO and (b) the date upon which all Registrable Securities held by such Holder may be sold by such Holder pursuant to Rule 144 promulgated under the Securities Act in a single transaction without timing or volume limitations.

Section 2.13 Other Issues of Registrable Securities. In the event any Holder will receive any Registrable Securities issued by any Person other than the Company (“Other Registrable Securities” ), the Company will prior to or concurrently with the issuance, dividend, liquidation, merger, consolidation, recapitalization, reorganization or other transaction in which such Holder will receive Other Registrable Securities, cause the issuer of such Other Registrable Securities to enter into a registration rights agreement with each applicable holder providing for identical rights with respect to such Other Registrable Securities as provided for in this Agreement with respect to Registrable Securities on the same terms and conditions as set forth herein.

ARTICLE III
MISCELLANEOUS

Section 3.1 Successors, Assignees and Transferees. This Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns. If any Person shall acquire Registrable Securities from any Holder in any manner, whether by operation of law or otherwise, such Person shall promptly notify the Company and such Registrable Securities acquired from such Holder shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement that are applicable to the Holder that previously held such Registrable Securities. Any such successor or assign shall agree in writing to acquire and hold the Registrable Securities acquired from such Holder subject to all of the terms hereof. If any Holder shall acquire additional Registrable Securities, such Registrable Securities shall be subject to all of the terms, and entitled to all of the benefits, of this Agreement.

Section 3.2 Notices .. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next Business Day, provided that a copy of such notice is also sent via nationally recognized overnight courier, specifying next-day delivery, with

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written verification of receipt; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, specifying next-day delivery, with written verification of receipt. All communications shall be sent to such party’s address as set forth below or at such other address as the party shall have furnished to each other party in writing in accordance with this provision:

a)	if to the Company, to:

Coty Inc.
Two Park Avenue, 17th Fl.
New York, NY 10016
Attention: Jules P. Kaufman, Senior Vice President, General Counsel and Secretary
Facsimile: 212.479.4328

with a copy (which shall not constitute notice) to each of:

Donata Holding SE
Ludwig-Bertram-Strasse 8+10
D-67059 Ludwigshafen/Rhein
Germany
Attention: Markus Hopmann (CFO) and Elke Demuth-Steiner (Legal Counsel)
Facsimile: 43.1.98650.200

Donata Holdings BV
Oude Weg 147
2031 CC Haarlem
The Netherlands
Attention: Markus Hopmann (CFO) and Elke Demuth-Steiner (Legal Counsel)
Facsimile: 31.23.0.2882

Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, NY 10166
Attention: David Wilf
Facsimile: 212.351.6277

b)	if to the Berkshire Fund Group or any Berkshire Fund Member, to:

c/o Berkshire Partners LLC

200 Clarendon Street, 35th Floor

Boston, MA 02116
Attention: Bradley M. Bloom and Sharlyn C. Heslan
Facsimile: 617.227.6105

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with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP
100 Federal Street, 34th Floor

Boston, MA 02110

Attention: James Westra
Facsimile: 617.772.8333

c)	if to the WB Fund Group or any WB Fund Member, to:

Rhône Group LLC

630 Fifth Avenue

New York, NY 10111
Attention: M. Allison Steiner, General Counsel
Facsimile: 212.218.6789

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP
125 Broad Street

New York, NY 10004

Attention: Richard Pollack
Facsimile: 212.558.3588

Section 3.3 Entire Agreement. This Agreement, the Stock Purchase Agreement and the Stockholders Agreement constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings between the parties with respect to the subject matter hereof and thereof. Notwithstanding any oral agreement or course of action of the parties or their Representatives to the contrary, no party to this Agreement shall be under any legal obligation to enter into or complete the transactions contemplated hereby unless and until this Agreement shall have been executed and delivered by each of the parties.

Section 3.4 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

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Section 3.5 Governing Law; Jurisdiction. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of New York (other than Section 5-1401 of the New York General Obligations Law).

Section 3.6 Submission to Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by the other party or its successors or assigns shall be brought and determined in any New York State or federal court sitting in the Borough of Manhattan in The City of New York (or, if such court lacks subject matter jurisdiction, in any appropriate New York State or federal court), and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in New York, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in New York as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in New York as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 3.7 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 3.8 Severability. If any provision hereof shall be held invalid or unenforceable by any court of competent jurisdiction or as a result of future legislative action, so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party, such holding or action shall be strictly construed and shall not affect the validity or effect of any other provision hereof, as long as the remaining provisions, taken together, are sufficient to carry out the overall intentions of the parties as evidenced hereby.

Section 3.9 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with

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their specific terms or were otherwise breached. Accordingly, each of the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any New York State or federal court sitting in the Borough of Manhattan in the City of New York (or, if such court lacks subject matter jurisdiction, in any appropriate New York State or federal court), this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

Section 3.10 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

Section 3.11 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signature(s).

[The remainder of this page is intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date set forth in the first paragraph hereof.

COTY INC.

By:	/s/ Jules P. Kaufman
	Name:	Jules P. Kaufman
	Title:	Senior Vice President,
General Counsel and Secretary

DONATA HOLDINGS BV

By:	/s/ Constantin Thun-Hohenstein
	Name:	Constantin Thun-Hohenstein
Managing Director

By:	/s/ Joachim Creus
	Name:	Joachim Creus
	Title:	Managing Director

DONATA HOLDING SE

By:	/s/ Markus Hopmann
	Name:	Markus Hopmann
	Title:	Authorized Representative

By:	/s/ Elke Demuth-Steiner
	Name:	Elke Demuth-Steiner
	Title:	Authorized Representative

[Registration Rights Agreement]

BERKSHIRE FUND VII INVESTMENT CORP.

By:	/s/ Christopher J. Hadley
	Name:	Christopher J. Hadley
	Title:	Vice President

BERKSHIRE FUND VII-A INVESTMENT CORP.

By:	/s/ Christopher J. Hadley
	Name:	Christopher J. Hadley
	Title:	Vice President

BERKSHIRE INVESTORS III LLC

By:	/s/ Christopher J. Hadley
	Name:	Christopher J. Hadley
	Title:	Managing Director

BERKSHIRE INVESTORS IV LLC

By:	/s/ Christopher J. Hadley
	Name:	Christopher J. Hadley
	Title:	Managing Director

[Registration Rights Agreement]

WORLDWIDE BEAUTY ONSHORE L.P.

By:	Worldwide Beauty GP L.L.C., its general partner

By:	/s/ M. Allison Steiner
	Name:	M. Allison Steiner
	Title:	Authorized Signatory

WORLDWIDE BEAUTY OFFSHORE L.P.

By:	Worldwide Beauty GP L.L.C., its general partner

By:	/s/ M. Allison Steiner
	Name:	M. Allison Steiner
	Title:	Authorized Signatory

[Registration Rights Agreement]